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                                                                Exhibit 23.4

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this prospectus of our report dated February 28, 2000, included in CheckFree Holdings Corporation's Form 8-K filed March 22, 2000, for the year ended December 31, 1999 and to all references to our Firm included in this prospectus.


/s/ Arthur Andersen LLP

Ann Arbor, Michigan,
April 7, 2000